Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Aggressive Growth Portfolio, Balanced Portfolio, Dynamic Capital Appreciation Portfolio, Growth & Income Portfolio, Growth Opportunities Portfolio and Value Strategies Portfolio which is included in Post-Effective Amendment No. 33 to the Registration Statement No. 811-07205 on Form N-1A of Variable Insurance Products Fund III.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
June 13, 2005